UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2017

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 2, 2017, Ampio Pharmaceuticals, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), with certain investors named therein. Pursuant to the terms of the Purchase Agreement, the Company has agreed to sell 10,990,245 shares of its common stock, $0.0001 par value per share (the “Common Stock”), together with warrants (the “Warrants”) to purchase up to 10,990,245 shares of Common Stock with an exercise price of $0.76 per share at a combined offering price of $0.60 per share of Common Stock and accompanying Warrant to purchase one share of Common Stock (the “Offering”). The net proceeds to the Company from the Offering are expected to be approximately $5.9 million, including estimated Offering expenses payable by the Company, but excluding the proceeds, if any, from the exercise of the Warrants. The Offering is expected to close on or about June 7, 2017, subject to customary closing conditions.

The Warrants will be exercisable six months after issuance and from time to time thereafter through and including the fifth year anniversary of the initial exercise date. The Warrants prohibit any exercise by a holder that would cause such holder to hold in excess of 4.99% of the Company’s then issued and outstanding shares of Common Stock. This limitation may be increased to 9.99% of the Company’s then issued and outstanding shares of Common Stock upon 61 days’ prior written notice from a Warrant holder.

The Shares and the Warrants are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-217094). The shelf registration statement was declared effective by the Securities and Exchange Commission (the “SEC”) on April 20, 2017. Joseph Gunnar & Co., LLC, member FINRA/SIPC (“Joseph Gunnar”) and Fordham Financial Management, Inc., member FINRA/SIPC (“Fordham”), are acting as placement agents for the Offering.

In connection with the offering, the Company issued a warrant to purchase up to 879,219 shares of its Common Stock, in the aggregate, to Joseph Gunnar and Fordham (the “Placement Agent Warrants”), with an exercise price of $0.76 per share. The Placement Agent Warrants are exercisable six months after issuance, and will expire five years from the effective date of the Offering. Pursuant to the rules of the Financial Industry Regulatory Authority, Inc., and in particular Rule 5110(g)(1), the Placement Agent Warrants (and underlying shares of the Company’s Common Stock) may not be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days immediately following the date of the Purchase Agreement.

As a result of the Offering, pursuant to General Instruction I.B.6 of Form S-3, the amount that the Company may sell pursuant to its previously filed prospectus, dated April 20, 2017, relating to the sale from time to time of the Company’s Common Stock in “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, is reduced to approximately $1.5 million.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares and the binding nature of the Warrants issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the registration statement.

The foregoing summaries of the terms of the Purchase Agreement, the Warrants and the Placement Agent Warrants are subject to, and qualified in their entirety by, such documents attached herewith as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s issuance of securities and the amount of proceeds from the Offering and the closing of the Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. Risk factors that may cause actual results to differ are discussed in the Company’s SEC filings, including its annual report on Form 10-K for the year ended December 31, 2016. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Warrant to Purchase Common Stock

4.2	Form of Warrant to Purchase Common Stock

5.1	Opinion of Goodwin Procter LLP

10.1	Securities Purchase Agreement, dated as of June 2, 2017, by and among Ampio Pharmaceuticals, Inc. and the investors named therein

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

Dated: June 6, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant to Purchase Common Stock

4.2	Form of Warrant to Purchase Common Stock

5.1	Opinion of Goodwin Procter LLP

10.1	Securities Purchase Agreement, dated as of June 2, 2017, by and among Ampio Pharmaceuticals, Inc. and the investors named therein

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)